Exhibit 99.1
Explanatory Note
During the March 31, 2015 quarter, the Company realigned reporting responsibilities for multiple locations among its operating segments to correspond with changes to the management structure. Revisions have been made to wording within Item 1. Business in the "History and Overview" section to reflect the change. Item 1. Business has not been revised to reflect events and or developments subsequent to February 20, 2015, the date the Company filed the 2014 Form 10-K. For a discussion of events and developments subsequent to the filing of the 2014 Form 10-K, please refer to the Company’s Securities and Exchange Commission (“SEC”) filings since that date.

FORWARD-LOOKING STATEMENTS

This report contains information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, the use of terms such as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate,” “assumes” and similar expressions identify forward-looking statements. All statements that address operating performance, events or developments that DENTSPLY International Inc. (“DENTSPLY” or the “Company”) expects or anticipates will occur in the future are forward-looking statements. Forward-looking statements are based on management’s current expectations and beliefs, and are inherently susceptible to uncertainty, risks, and changes in circumstances that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in Part I, Item 1A (“Risk Factors”) and elsewhere in this report and those described from time to time in our future reports filed with the Securities and Exchange Commission. The Company undertakes no duty and has no obligation to update forward-looking statements as a result of future events or developments.

PART I

Item 1. Business

History and Overview

DENTSPLY, a Delaware corporation which dates its history to 1899, believes it is the world’s largest designer, developer, manufacturer and marketer of a broad range of consumable dental products for the professional dental market. The Company also manufactures and markets other consumable medical device products. The Company’s principal product categories are dental consumable products, dental laboratory products, dental specialty products and consumable medical device products. The Company’s worldwide headquarters and executive offices are located in York, Pennsylvania.

Consolidated net sales, excluding precious metal content, of the Company’s dental products accounted for approximately 88% of DENTSPLY’s consolidated net sales, excluding precious metal content, for the year ended December 31, 2014. The remaining consolidated net sales, excluding precious metal content, is primarily related to consumable medical device products, materials sold to the investment casting industry, and the refining of certain precious metals. The presentation of net sales, excluding precious metal content, is considered a measure not calculated in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and is therefore considered a non-US GAAP measure. This non-US GAAP measure is discussed further in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a reconciliation of net sales to net sales, excluding precious metal content, is provided.

During the first quarter of 2015, the Company realigned reporting responsibilities for multiple locations as a result of changes to the management structure. The Company conducts its business through three operating segments. Prior period segment information has been recast to conform to the 2015 presentation. All of the Company’s segments are primarily engaged in the design, manufacture and distribution of dental and medical products in four principal product categories: 1) dental consumable products 2) dental laboratory products 3) dental specialty products and 4) consumable medical device products.

The Company conducts its business in the United States of America (“U.S.”), as well as in over 120 foreign countries, principally through its foreign subsidiaries. DENTSPLY has a long-established presence in the European market, particularly in Germany, Sweden, France, the United Kingdom (“UK”), Switzerland and Italy, as well as in Canada. The Company also has a significant market presence in the countries of the Commonwealth of Independent States (“CIS”), Central and South America, the Middle-East region and the Pacific Rim.

Geographic Information

For 2014, 2013 and 2012, the Company’s net sales, excluding precious metal content, to customers outside the U.S., including export sales, accounted for approximately 66%, 67% and 67%, respectively, of consolidated net sales, excluding precious metal content. Reference is made to the information about the Company’s U.S. and foreign sales by shipment origin set forth in Note 5, Segment and Geographic Information, to the consolidated financial statements in this Form 10-K.

Segment Information

Information regarding the Company’s operating segments for the years ended December 31, 2014, 2013 and 2012 can be found in Note 5, Segment and Geographic Information, to the consolidated financial statements in this Form 10-K.

Principal Products

The worldwide professional dental industry encompasses the diagnosis, treatment and prevention of disease and ailments of the teeth, gums and supporting bone. DENTSPLY’s principal dental product categories are dental consumable products, dental laboratory products and dental specialty products. Additionally, the Company’s consumable medical device products provide for urological and surgical applications. These products are produced by the Company in the U.S. and internationally and are distributed throughout the world under some of the most well-established brand names and trademarks in these industries, including ANKYLOS, AQUASIL ULTRA, ARTICADENT, ASTRA TECH, ATLANTIS, CALIBRA, CAULK, CAVITRON, CERAMCO, CERCON, CITANEST, DELTON, DENTSPLY, DETREY, DYRACT, ELEPHANT, ESTHET.X, IN-OVATION, INTERACTIVE MYSTIQUE, LOFRIC, MAILLEFER, MIDWEST, NUPRO, ORAQIX, ORIGO, OSSEOSPEED, PALODENT PLUS, PEPGEN P-15, PORTRAIT, PRIME & BOND, PROFILE, PROTAPER, RECIPROC, RINN, SANI-TIP, SENSE, STYLUS, SULTAN, SUREFIL, THERMAFIL, TRIODENT MATRIX SYSTEMS, TRUBYTE, WAVEONE, WELLSPECT, XENO, XIVE, XYLOCAINE and ZHERMACK.

Dental Consumable Products

Dental consumable products consist of value added dental supplies and devices and small equipment used in dental offices for the treatment of patients. Net sales of dental consumable products, excluding precious metal content, accounted for approximately 28% of the Company’s consolidated net sales, excluding precious metal content, for each of the years ended December 31, 2014, 2013 and 2012.

DENTSPLY’s dental supplies and devices in the dental consumable products category include dental anesthetics, prophylaxis paste, dental sealants, impression materials, restorative materials, tooth whiteners and topical fluoride. The Company manufactures thousands of different dental consumable products marketed under more than one hundred brand names.

Small equipment products in the dental consumable products category consist of various durable goods used in dental offices for the treatment of patients. DENTSPLY’s small equipment products include dental handpieces, intraoral curing light systems, dental diagnostic systems and ultrasonic scalers and polishers.

Dental Laboratory Products

Dental laboratory products are used in the preparation of dental appliances by dental laboratories. Net sales of dental laboratory products, excluding precious metal content, accounted for approximately 10%, 10% and 11% of the Company’s consolidated net sales, excluding precious metal content, for the years ended December 31, 2014, 2013 and 2012, respectively.

DENTSPLY’s products in the dental laboratory products category include dental prosthetics, including artificial teeth, precious metal dental alloys, dental ceramics and crown and bridge materials. Equipment in this category includes computer aided design and machining (CAD/CAM) ceramic systems and porcelain furnaces.

Dental Specialty Products

Dental specialty products are specialized treatment products used within the dental office and laboratory settings. Net sales of dental specialty products, excluding precious metal content, accounted for approximately 49%, 49% and 48% of the Company’s consolidated net sales, excluding precious metal content, for the years ended December 31, 2014, 2013 and 2012, respectively. DENTSPLY’s products in this category include endodontic (root canal) instruments and materials, implants and related products, bone grafting materials, 3D digital scanning and treatment planning software, dental and orthodontic appliances and accessories.

Consumable Medical Device Products

Consumable medical device products consist mainly of urology catheters, certain surgical products, medical drills and other products. Net sales of consumable medical device products, excluding precious metal content, accounted for approximately 13%, 13% and 13% of the Company’s consolidated net sales, excluding precious metal content, for the years ended December 31, 2014, 2013 and 2012, respectively.

Markets, Sales and Distribution

The Company believes that the market for its products will grow over the long-term based on the following factors:

•	Increasing worldwide population.

•
Aging mix of population in developed countries - The U.S., Europe, Japan and other regions have aging population with significant needs for dental care and healthcare, the elderly in these regions are well positioned to pay for the required procedures since they control sizable amounts of discretionary income.

•	Natural teeth are being retained longer - Individuals with natural teeth are much more likely to visit a dentist in a given year than those without any natural teeth remaining.

•
The changing dental practice in North America and Western Europe - Dentistry in these regions has been transformed from a profession primarily dealing with pain, infections and tooth decay to one with increased emphasis on preventive care and cosmetic dentistry.

•	The demands for patient comfort and ease of product use and handling.

•
Per capita and discretionary incomes are increasing in emerging markets - As personal incomes continue to rise in the emerging nations of the Pacific Rim, CIS and Latin America, obtaining healthcare, including dental services, is a growing priority. Many surveys indicate the middle class population will expand significantly within these emerging markets.

•
The Company’s business is less susceptible than many other industries to general downturns in the economies in which it operates. Many of the products the Company offers relate to dental procedures and health conditions that are considered necessary by patients regardless of the economic environment. Dental specialty products and products that support discretionary dental procedures are the most susceptible to changes in economic conditions.

DENTSPLY believes that demand in a given geographic market for its dental and medical products vary according to the stage of social, economic and technical development of the particular market. Geographic markets for DENTSPLY’s dental and medical products can be categorized into the following two stages of development:

Developed Markets

The U.S., Canada, Western Europe, Japan, Australia and certain other countries are highly developed markets that demand the most advanced dental and health products and have the highest level of expenditures for dental and medical care. These markets account for approximately 80% to 85% of the Company’s net sales. In these markets, dental care is increasingly focused upon preventive care and specialized dentistry, in addition to basic procedures, such as excavation of teeth and filling of cavities, tooth extraction and denture replacement. These markets require varied and complex dental products, utilize sophisticated diagnostic and imaging equipment and demand high levels of attention to protect against infection and patient cross-contamination. A broader segment of the population in these markets can afford higher end treatments in both dental and medical care.

Emerging Markets

In certain countries in Central America, South America, Eastern Europe, Pacific Rim, Middle East and Africa, most dental care is often limited to excavation of teeth and filling of cavities and other restorative techniques, reflecting more modest per capita expenditures for dental and medical care. These markets account for approximately 15% to 20% of the Company’s net sales. The Company markets products with a diverse price range including dual-brand alternatives to address patient and professional needs. However, there is also a portion of the population in these markets that receive a level of dental and medical care similar to that received in developed countries. As such, many of our premium products are actively sold into these regions.

The Company offers products and equipment for use in markets at both of these stages of development. The Company believes that demand for more technically advanced products will increase as each of these markets develop. The Company also believes that its recognized brand names, high quality innovative products, clinical education, technical support services and strong international distribution capabilities position it well to benefit from opportunities in virtually any market.

DENTSPLY employs approximately 3,600 highly trained, product-specific sales and technical staff to provide comprehensive marketing and service tailored to the particular sales and technical support requirements of its distributors, dealers and the end-users.

Dental

DENTSPLY distributes approximately half of its dental products through third-party distributors. Certain highly technical products such as precious metal dental alloys, dental ceramics, crown and bridge porcelain products, endodontic instruments and materials, orthodontic appliances, implants, and bone substitute and grafting materials are often sold directly to the dental laboratory or dental professionals in some markets. No single customer represented ten percent or more of DENTSPLY’s consolidated net sales for the periods presented.

Although many of its dental sales are made to distributors, dealers and importers, DENTSPLY focuses its marketing efforts on the dentists, dental hygienists, dental assistants, dental laboratories and dental schools which are the end-users of its products. As part of this end-user “pull through” marketing approach, the Company conducts extensive distributor, dealer and end-user marketing programs. Additionally, the Company trains laboratory technicians, dental hygienists, dental assistants and dentists in the proper use of its products and introduces them to the latest technological developments at its educational courses conducted throughout the world. The Company also maintains ongoing consulting and educational relationships with various dental associations and recognized worldwide opinion leaders in the dental field.

Medical

The Company’s urology products are sold directly in approximately 15 countries throughout Europe and North America, and through distributors in approximately 20 additional markets. The Company’s largest markets include the UK, Germany and France. Key customers include urologists, urology nurses, general practitioners and direct-to-patients.

Historical reimbursement levels within Europe have been higher for intermittent catheters which explain a greater penetration of single-use catheter products in that market. In the U.S., which the Company considers an important growth market, the reimbursement environment has improved since 2008 as the infection control cost benefits of disposable catheters gain acceptance among payers.

The Company’s surgery products are sold directly in approximately13 countries and through distributors in approximately 20 additional markets. The Company’s largest markets include Australia, Norway and the UK. Key customers include surgeons, hospital nurses, physiotherapists, hospital purchasing departments and medical supply distributors.

The Company also maintains ongoing consulting and educational relationships with various medical associations and recognized worldwide opinion leaders in this field.

Product Development

Innovation and successful product development are critical to keeping market leadership position in key product categories and growing market share in other products categories while strengthening the Company’s prominence in the dental and medical markets that it serves. While many of DENTSPLY’s existing products undergo brand extensions, the Company also continues to focus efforts on successfully launching innovative products that represent fundamental change.

New advances in technology are also anticipated to have a significant influence on future products in dentistry and in select areas of healthcare.  As a result, the Company pursues research and development initiatives to support this technological development, including collaborations with external research institutions, dental and medical schools.  Through its own internal research centers as well as through its collaborations with external research institutions, dental and medical schools, the Company directly invested $80.8 million, $85.1 million and $85.4 million in 2014, 2013 and 2012, respectively, in connection with the development of new products, improvement of existing products and advances in technology.  The year-over-year comparison for

2014 versus 2013 was impacted by foreign currency translation, which decreased reported expense variations. The continued development of these areas is a critical step in meeting the Company’s strategic goal as a leader in defining the future of dentistry and in select areas in health care.

In addition to the direct investment in product development and improvement, the Company also invests in these activities through acquisitions, and by entering into licensing agreements with third parties as well as purchasing technologies developed by third parties.

Acquisition Activities

DENTSPLY believes that the dental products industry continues to experience consolidation with respect to both product manufacturing and distribution, although it remains fragmented thereby creating a number of acquisition opportunities. DENTSPLY also seeks to expand its position in consumable medical device products through acquisitions.

The Company views acquisitions as a key part of its growth strategy. These acquisition activities are intended to supplement the Company’s core growth and assure ongoing expansion of its business, including new technologies, additional products, organizational strength and geographic breadth.

Operating and Technical Expertise

DENTSPLY believes that its manufacturing capabilities are important to its success. The manufacturing processes of the Company’s products require substantial and varied technical expertise. Complex materials technology and processes are necessary to manufacture the Company’s products. The Company endeavors to automate its global manufacturing operations in order to improve quality and customer service and lower costs.

Financing

Information about DENTSPLY’s working capital, liquidity and capital resources is provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Form 10-K.

Competition

The Company conducts its operations, both domestic and foreign, under highly competitive market conditions. Competition in the dental and medical products industries is based primarily upon product performance, quality, safety and ease of use, as well as price, customer service, innovation and acceptance by clinicians, technicians and patients. DENTSPLY believes that its principal strengths include its well-established brand names, its reputation for high quality and innovative products, its leadership in product development and manufacturing, its global sales force, the breadth of its product line and distribution network, its commitment to customer satisfaction and support of the Company’s products by dental and medical professionals.

The size and number of the Company’s competitors vary by product line and from region to region. There are many companies that produce some, but not all, of the same types of products as those produced by the Company.

Regulation

The development, manufacture, sale and distribution of the Company’s products are subject to comprehensive governmental regulation both within and outside the United States. The following sections describe certain, but not all, of the significant regulations that apply to the Company. For a description of the risks related to the regulations that the Company is subject to, please refer to “Item 1A. Risk Factors.”

Certain of the Company’s products are classified as medical devices under the United States Food, Drug, and Cosmetic Act (the “FDCA”). The FDCA requires these products, when sold in the United States, to be safe and effective for their intended use and to comply with the regulations administered by the United States Food and Drug Administration (“FDA”). Certain medical device products are also regulated by comparable agencies in non-U.S. countries in which they are produced or sold.

Dental and medical devices of the types sold by DENTSPLY are generally classified by the FDA into a category that renders them subject only to general controls that apply to all medical devices, including regulations regarding alteration, misbranding, notification, record-keeping and good manufacturing practices. In the European Union, DENTSPLY’s products are subject to the medical devices laws of the various member states, which are based on a Directive of the European Commission. Such laws generally regulate the safety of the products in a similar way to the FDA regulations. DENTSPLY products in Europe bear the CE mark showing that such products adhere to European regulations.

All dental amalgam filling materials, including those manufactured and sold by DENTSPLY, contain mercury.  Various groups have alleged that dental amalgam containing mercury is harmful to human health and have actively lobbied state and federal lawmakers and regulators to pass laws or adopt regulatory changes restricting the use, or requiring a warning against alleged potential risks, of dental amalgams.  The FDA, the National Institutes of Health and the U.S. Public Health Service have each indicated that there are no demonstrated direct adverse health effects due to exposure to dental amalgam.  In response to concerns raised by certain consumer groups regarding dental amalgam, the FDA formed an advisory committee in 2006 to review peer-reviewed scientific literature on the safety of dental amalgam.  In July 2009, the FDA concluded its review of dental amalgam, confirming its use as a safe and effective restorative material.  Also, as a result of this review, the FDA classified amalgam and its component parts, elemental mercury and powder alloy, as a Class II medical device.  Previously there was no classification for encapsulated amalgam, and dental mercury (Class I) and alloy (Class II) were classified separately.  This new regulation places encapsulated amalgam in the same class of devices as most other restorative materials, including composite and gold fillings, and makes amalgam subject to special controls by FDA.  In that respect, the FDA recommended that certain information about dental amalgam be provided, which includes information indicating that dental amalgam releases low levels of mercury vapor, and that studies on people ages six and over as well as FDA estimated exposures of children under six, have not indicated any adverse health risk associated with the use of dental amalgam.   After the FDA issued this regulation, several petitions were filed asking the FDA to reconsider its position.  Another advisory panel was established by the FDA to consider these petitions.  Hearings of the advisory panel were held in December 2010.  The FDA has taken no action as of the filing date of this Form 10-K from the 2010 advisory panel meeting.

In Europe, particularly in Scandinavia and Germany, the contents of mercury in amalgam filling materials have been the subject of public discussion. As a consequence, in 1994 the German health authorities required suppliers of dental amalgam to amend the instructions for use of amalgam filling materials to include a precaution against the use of amalgam for children less than eighteen years of age and to women of childbearing age. Additionally, some groups have asserted that the use of dental amalgam should be prohibited because of concerns about environmental impact from the disposition of mercury within dental amalgam, which has resulted in the sale of mercury containing products being banned in Sweden and severely curtailed in Norway. In the United States, the Environmental Protection Agency proposed in September 2014 certain effluent limitation guidelines and standards under the Clean Water Act to help cut discharges of mercury-containing dental amalgam to the environment. The rule would require affected dentists to use best available technology (amalgam separators) and other best management practices to control mercury discharges to publicly-owned treatment works. The Company strongly recommends adherence to the American Dental Association’s Best Management Practices for Amalgam Waste and includes this in every package of dental amalgam. DENTSPLY also manufactures and sells non-amalgam dental filling materials that do not contain mercury.

The Company is also subject to the United States Foreign Corrupt Practices Act and similar anti-bribery laws applicable in non-United States jurisdictions that generally prohibit companies and their intermediaries from improperly offering or paying anything of value to non-United States government officials for the purpose of obtaining or retaining business. Some of our customer relationships outside of the United States are with governmental entities and therefore may be subject to such anti-bribery laws. In the sale, delivery and servicing of our products outside of the United States, we must also comply with various export control and trade embargo laws and regulations, including those administered by the Department of Treasury’s Office of Foreign Assets Control (“OFAC”) and the Department of Commerce’s Bureau of Industry and Security (“BIS”) which may require licenses or other authorizations for transactions relating to certain countries and/or with certain individuals identified by the United States government. Despite our internal compliance program, our policies and procedures may not always protect us from reckless or criminal acts committed by our employees or agents. Violations of these requirements are punishable by criminal or civil sanctions, including substantial fines and imprisonment.

The Company is subject to laws and regulations governing data privacy, including in the United States, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, which restricts the use and disclosure of personal health information, mandates the adoption of standards relating to the privacy and security of individually identifiable health information and requires us to report certain breaches of unsecured, individually identifiable health information.

The U. S. Federal Anti-Kickback Statute prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing or arranging for a good or service, for which payment may be made under a federal health care program, such as Medicare or Medicaid.

The Physician Payments Sunshine Provisions of the Patient Protection and Affordable Care Act require the Company to record all transfers of value to physicians and teaching hospitals and to report this data to the Centers for Medicare and Medicaid Services for public disclosure. Similar reporting requirements have also been enacted in several states, and an increasing number of countries worldwide either have adopted or are considering similar laws requiring transparency of interactions with health care professionals.

The Company believes it is in substantial compliance with the laws and regulations that regulate its business.

Sources and Supply of Raw Materials and Finished Goods

The Company manufactures the majority of the products sold by the Company. Most of the raw materials used by the Company in the manufacture of its products are purchased from various suppliers and are typically available from numerous sources. No single supplier accounts for more than 10% of DENTSPLY’s supply requirements.

Intellectual Property

Products manufactured by DENTSPLY are sold primarily under its own trademarks and trade names. DENTSPLY also owns and maintains more than 2,500 patents throughout the world and is licensed under a number of patents owned by others.

DENTSPLY’s policy is to protect its products and technology through patents and trademark registrations both in the U.S. and in significant international markets. The Company carefully monitors trademark use worldwide and promotes enforcement of its patents and trademarks in a manner that is designed to balance the cost of such protection against obtaining the greatest value for the Company. DENTSPLY believes its patents and trademark properties are important and contribute to the Company’s marketing position but it does not consider its overall business to be materially dependent upon any individual patent or trademark.

Employees

At December 31, 2014, the Company and its subsidiaries employed approximately 11,600 employees. Of these employees, approximately 3,400 were employed in the United States and 8,200 in countries outside of the United States. Less than 5% of employees in the United States are covered by collective bargaining agreements. Some employees outside of the United States are covered by collective bargaining, union contract or other similar type program. The Company believes that it generally has a positive relationship with its employees.

Environmental Matters

DENTSPLY believes that its operations comply in all material respects with applicable environmental laws and regulations. Maintaining this level of compliance has not had, and is not expected to have, a material effect on the Company’s capital expenditures or on its business.

Other Factors Affecting the Business

Approximately two-thirds of the Company’s sales are located in regions outside the U.S., and the Company’s consolidated net sales can be impacted negatively by the strengthening or positively by the weakening of the U.S. dollar. Additionally, movements in certain foreign exchange rates may unfavorably or favorably impact the Company’s results of operations, financial condition and liquidity as a number of the Company’s manufacturing and distribution operations are located outside of the U.S.

The Company’s business is subject to quarterly fluctuations of consolidated net sales and net income. The Company typically implements most of its price changes in the beginning of the first or fourth quarter. Price changes, other marketing and promotional programs as well as the management of inventory levels by distributors and the implementation of strategic initiatives, may impact sales levels in a given period. Sales for the industry and the Company are generally strongest in the second and fourth calendar quarters and weaker in the first and third calendar quarters, due to the effects of the items noted above and due to the impact of holidays and vacations, particularly throughout Europe.

The Company tries to maintain short lead times within its manufacturing, as such, the backlog on products is generally not material to the financial statements.

Securities and Exchange Act Reports

The U.S. Securities and Exchange Commission (“SEC”) maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC. The public can obtain any documents that the Company files with the SEC at http://www.sec.gov. The Company files annual reports, quarterly reports, proxy statements and other documents with the SEC under the Securities Exchange Act of 1934, as amended (“Exchange Act”). The public may read and copy any materials the Company files with the SEC at its Public Reference Room at the following address:

The Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

The public may obtain information on the operation of this Public Reference Room by calling the SEC at 1-800-SEC-0330.

DENTSPLY also makes available free of charge through its website at www.DENTSPLY.com its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such materials are filed with or furnished to the SEC.